UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2018
GENMARK DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34753	27-2053069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5964 La Place Court Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

760-448-4300
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2018, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of GenMark Diagnostics, Inc. (the “Company”) adopted the GenMark Diagnostics, Inc. 2018 Bonus Plan (the “2018 Plan”), which provides for the payment to eligible employees, including the Company’s named executive officers (“NEOs”), of cash incentive compensation for the 2018 calendar year performance period. Consistent with past practice, the Compensation Committee established a target bonus for Hany Massarany, the Company’s President and Chief Executive Officer, under the 2018 Plan equal to 100% of his annual base salary, and established a target bonus for each of the Company’s other NEOs equal to 50% of their respective 2018 base salaries. Bonuses payable under the 2018 Plan are based on certain financial, commercial, product development and individual goals as approved by the Compensation Committee. Based on actual performance, a participant in the 2018 Plan may receive between 0% and 140% of his or her target bonus amount under the 2018 Plan. The foregoing description of the 2018 Plan is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the 2018 Plan, a copy of which is filed hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(i)	The following exhibit is filed with this Current Report:

Exhibit Number	Description
99.1	The GenMark Diagnostics, Inc. 2018 Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENMARK DIAGNOSTICS, INC.

Date: March 1, 2018	/s/ Eric Stier
Eric Stier
Senior Vice President, General Counsel and Secretary

EXHIBITS

Exhibit Number	Description
99.1	The GenMark Diagnostics, Inc. 2018 Bonus Plan